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                                                                Exhibit 99(a)(9)
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THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER
 TO SELL SHARES (AS DEFINED BELOW). THE OFFER (AS DEFINED BELOW) IS MADE SOLELY
   BY THE OFFER TO PURCHASE DATED NOVEMBER 24, 1998 AND THE RELATED LETTER OF
    TRANSMITTAL AND IS BEING MADE TO ALL HOLDERS OF SHARES. PURCHASER IS NOT
     AWARE OF ANY JURISDICTION WHERE THE MAKING OF THE OFFER IS PROHIBITED
       BY ADMINISTRATIVE OR JUDICIAL ACTION PURSUANT TO ANY VALID STATE
        STATUTE. IF PURCHASER BECOMES AWARE OF ANY VALID STATE STATUTE
        PROHIBITING THE MAKING OF THE OFFER OR THE ACCEPTANCE OF SHARES
         PURSUANT THERETO, PURCHASER WILL MAKE A GOOD FAITH EFFORT TO
          COMPLY WITH SUCH STATE STATUTE. IF, AFTER SUCH GOOD FAITH
           EFFORT, PURCHASER CANNOT COMPLY WITH SUCH STATE STATUTE,
            THE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED
             FROM OR ON BEHALF OF) THE HOLDERS OF SHARES IN SUCH STATE.
               IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR
               OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED
                 BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE
                     MADE ON BEHALF OF PURCHASER BY ONE OR MORE
                       REGISTERED BROKERS OR DEALERS LICENSED
                        UNDER THE LAWS OF SUCH JURISDICTION.

                       NOTICE OF OFFERS TO PURCHASE FOR CASH
                       ALL OUTSTANDING SHARES OF COMMON STOCK
                                        AND
               ANY AND ALL OUTSTANDING SHARES OF SERIES A CUMULATIVE
                      CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                         OF
                                   RENO AIR, INC.
                                         AT
                        $7.75 NET PER SHARE OF COMMON STOCK
                                        AND
                    $27.50 NET PER SHARE OF SERIES A CUMULATIVE
                      CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
            (SUBJECT TO REDUCTION AS PROVIDED IN THE OFFER TO PURCHASE)
                                         BY
                             BONANZA ACQUISITIONS, INC.
                            A WHOLLY OWNED SUBSIDIARY OF
                              AMERICAN AIRLINES, INC.
                           A WHOLLY OWNED SUBSIDIARY OF
                                  AMR CORPORATION

     Bonanza Acquisitions, Inc., a Nevada corporation ("Purchaser") and a wholly owned subsidiary of American Airlines, Inc., a Delaware corporation ("Parent"), a wholly owned subsidiary of AMR Corporation, a Delaware corporation, is (i) offering to purchase (the "Common Stock Offer") all of the issued and outstanding shares of Common Stock, $0.01 par value per share (the "Common Shares") and (ii) offering to purchase (the "Preferred Stock Offer") any and all of the issued and outstanding shares of Series A Cumulative Convertible Exchangeable Preferred Stock, $0.001 par value per share (the "Preferred Shares"; and together with the Common Shares, "Shares"), of Reno Air, Inc., a Nevada corporation (the "Company"), at a price of $7.75 per Common Share or any higher amount paid per Common Share pursuant to the Common Stock Offer, and $27.50 per Preferred Share or any higher amount paid per Preferred Share pursuant to the Preferred Stock Offer (plus accrued and unpaid dividends), in each case net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 24, 1998 (the "Offer to Purchase"), and in the related Letters of Transmittal (which, together with the Preferred Stock Offer and the Common Stock Offer, collectively constitute the "Offer"). The price offered by Purchaser to purchase Preferred Shares shall be reduced from $27.50 (plus accrued and unpaid dividends) to $27.33 (plus accrued and unpaid dividends) in the event the holders of Preferred Shares become entitled to the regular quarterly dividend for the first quarter of 1999, which the Company is expected to pay on March 15. The price offered by Purchaser to purchase Preferred Shares is subject to further reduction in the event that holders of Preferred Shares become entitled to subsequent quarterly dividends. Following the Offer, Purchaser intends to effect the Merger described below.

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THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON TUESDAY, DECEMBER 22, 1998, UNLESS EITHER OR BOTH OF THE OFFERS ARE EXTENDED.
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     The Common Stock Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Common Stock Offer at least a majority of the Common Shares then outstanding on a fully diluted basis (the "Minimum Condition") (including, without limitation, all Common Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights, but excluding, for purposes of such calculation, Common Shares issuable upon the conversion of any Preferred Shares to be accepted for payment and paid for by Purchaser pursuant to the Preferred Stock Offer) and (ii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of the Common Shares pursuant to the Common Stock Offer having expired or been terminated (the "HSR Condition"). The Preferred Stock Offer is conditioned upon Purchaser having accepted for payment and paid for the Common Shares pursuant to the Common Stock Offer.

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 19, 1998 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that after the purchase of Shares pursuant to the Offer, the approval of the Merger by the stockholders of the Company and the satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the laws of the State of Nevada applicable to corporations ("Nevada Law"), Purchaser will be merged with and into the Company, and the Shares will be converted into the right to receive cash (the "Primary Merger") or, under the circumstances described below, the Common Shares will be converted into the right to receive cash and the Preferred Shares shall remain issued and outstanding (the "Alternative Merger"; the Primary Merger, together with the Alternative Merger being collectively referred to as the "Merger"). Following consummation of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will become a subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), (a) each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares held in the treasury of the Company or owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent, and other than Common Shares held by stockholders who shall have demanded and perfected appraisal rights, if any, under Nevada Law) will be canceled and converted automatically into the right to receive an amount of cash equal to the amount paid per Common Share pursuant to the Common Stock Offer, and (b) each Preferred Share issued and outstanding immediately prior to the Effective Time (other than any Preferred Shares held in the treasury of the Company or owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent, and other than Preferred Shares held by stockholders who shall have demanded and perfected appraisal rights, if any, under Nevada Law) will, pursuant to the Primary Merger, be canceled and converted automatically into the right to receive an amount of cash which will initially be equal to the amount paid per Preferred Share pursuant to the Preferred Stock Offer. However, such amount will be reduced based upon the number of regular quarterly Preferred Stock dividends to which the holders of Preferred Shares become entitled prior to the Effective Time. Unless holders of at least 662/3% of the Preferred Shares shall have voted to approve the Merger Agreement and the Primary Merger, the Alternative Merger shall be effected instead of the Primary Merger, and each Preferred Share shall instead remain issued and outstanding as a share of the Series A Cumulative Convertible Exchangeable Preferred Stock, $0.001 par value per share, of the Surviving Corporation, subject to the terms and conditions of the Certificate of Designations of Series A Cumulative Convertible Exchangeable Preferred Stock, $0.001 par value per share of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFERS AND THE MERGER, TAKEN TOGETHER, ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF THE COMMON STOCK AND HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, THE OFFERS AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE COMMON STOCKHOLDERS ACCEPT, AND TENDER THEIR SHARES PURSUANT TO, THE COMMON STOCK OFFER, AND THAT PREFERRED STOCKHOLDERS ACCEPT, AND TENDER THEIR SHARES PURSUANT TO, THE PREFERRED STOCK OFFER.

     For purposes of the Offer, Purchaser will be deemed to have accepted for payment (and thereby purchased) Shares validly tendered and not properly withdrawn as, if and when Purchaser gives written notice to First Chicago Trust Company of New York (the "Depositary") of Purchaser's acceptance for payment of such Shares pursuant to the Offer. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments from Purchaser and transmitting such payments to tendering stockholders whose Shares have been accepted for payment. Under no circumstances will interest on the purchase price for Shares be paid, regardless of any delay in making such payment. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares (the "Share Certificates") or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in "Section 2. Acceptance for Payment and Payment for Shares" of the Offer to Purchase) pursuant to the procedure set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in Section 3 of the Offer to Purchase) in connection with the book-entry transfer and (iii) any other documents required under the Letter of Transmittal.

     Subject to the applicable regulations of the Securities and Exchange Commission, Purchaser expressly reserves the right, in its sole discretion (but subject to the terms and conditions of the Merger Agreement), at any time and from time to time, (i) to delay acceptance for payment of, or, regardless of whether such Shares were theretofore accepted for payment, payment for, any Shares pending receipt of any regulatory approval specified in "Section 15. Certain Legal Matters and Regulatory Approvals" of the Offer to Purchase, (ii) to terminate the Offer and not accept for payment any Shares upon the occurrence of any of the conditions specified in "Section 14. Certain Conditions of the Offer" of the Offer to Purchase and (iii) to waive any condition (other than the HSR Condition) or otherwise amend the Offer in any respect, by giving written notice of such extension, delay, termination, waiver or amendment to the Depositary and by making a public announcement thereof. Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by public announcement thereof, such announcement to be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the Offer. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the rights of a tendering stockholder to withdraw such stockholder's Shares.

     Tenders of Shares made pursuant to an Offer are irrevocable except that such Shares may be withdrawn at any time prior to 12:00 Midnight, New York City time, on Tuesday, December 22, 1998 (or the latest time and date at which the Offer, if extended by Purchaser, shall expire), and, unless theretofore accepted for payment by Purchaser pursuant to such Offer, may also be withdrawn at any time after January 22, 1999. For the withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover page of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of such Shares, if different from that of the person who tendered such Shares. If Share Certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Share Certificates, the serial numbers shown on such Share Certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase), unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer as set forth in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) to be credited with the withdrawn Shares. All questions as to the form and validity (including the time of receipt) of any notice of withdrawal will be determined by Purchaser, in its sole discretion, whose determination will be final and binding.

     The information required to be disclosed by Rule 14d-6(e)(1)(vii) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference.

     The Company has provided Purchaser with the Company's stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase and the related Letters of Transmittal will be mailed to record holders of Shares whose names appear on the Company's stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

     THE OFFER TO PURCHASE AND THE RELATED LETTERS OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

     Questions and requests for assistance or for additional copies of the Offer to Purchase and the related Letters of Transmittal and other tender offer materials may be directed to the Information Agent or the Dealer Manager as set forth below, and copies will be furnished promptly at Purchaser's expense. No fees or commissions will be paid to brokers, dealers or other persons (other than the Information Agent and the Dealer Manager) for soliciting tenders of Shares pursuant to the Offer.

                      THE INFORMATION AGENT FOR THE OFFER IS:
                               D.F. KING & CO., INC.
                                  77 Water Street
                              New York, New York 10005
                             Toll Free: 1-800-347-4750
                                         or
                            Call Collect: (212) 269-5550

                        THE DEALER MANAGER FOR THE OFFER IS:
                             MORGAN STANLEY DEAN WITTER
                         Morgan Stanley & Co. Incorporated
                                   1585 Broadway
                              New York, New York 10036
                                   (212) 761-4638

November 24, 1998
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